Exhibit 21.1

CNL Healthcare Properties, Inc.

Subsidiaries of the Registrant

All entities were formed in Delaware, unless otherwise noted, and all entities do business under the name listed, unless otherwise noted.

1.	CHP Auburn WA Owner, LLC

2.	CHP Auburn WA Tenant Corp. (d/b/a Prestige Senior Living Auburn Meadows) in Washington

3.	CHP Batesville Healthcare Owner, LLC

4.	CHP Bay Medical CA MOB Owner, LLC

5.	CHP Beaverton OR Owner, LLC

6.	CHP Beaverton OR Tenant Corp. (d/b/a Prestige Senior Living Beaverton Hills) in Oregon

7.	CHP Bend-High Desert OR Owner, LLC

8.	CHP Bend-High Desert OR Tenant Corp. (d/b/a Prestige Senior Living High Desert) in Oregon

9.	CHP Billings MT Owner, LLC

10.	CHP Billings MT Tenant Corp. (d/b/a MorningStar of Billings) in Montana

11.	CHP Boise ID Owner, LLC

12.	CHP Boise ID Tenant Corp. (d/b/a MorningStar of Boise) in Idaho

13.	CHP Broadway Healthcare Owner, LLC

14.	CHP Calvert MOB Owner, LLC

15.	CHP Central Wing Annex MOB Owner, LLC

16.	CHP Chestnut Commons OH MOB Owner, LLC

17.	CHP Chula Vista CA MOB Owner, LLC

18.	CHP Claremont CA Owner, LLC

19.	CHP Claremont Holding, LLC

20.	CHP Coral Springs FL MOB Owner, LLC

21.	CHP Corvallis-West Hills OR Owner, LLC

22.	CHP Corvallis-West Hills OR Tenant Corp. (d/b/a Prestige Senior Living West Hills) in Oregon

23.	CHP Dunkirk MOB Owner, LLC

24.	CHP Escondido CA MOB Owner, LLC

25.	CHP Glendale CA MOB Owner, LLC

26.	CHP GP, LLC

27.	CHP Gresham-Huntington Terrace OR Owner, LLC

28.	CHP Gresham-Huntington Terrace OR Tenant Corp. (d/b/a Prestige Senior Living Huntington Terrace) in Oregon

29.	CHP Hospital Holding, LLC

30.	CHP Houston TX Hospital Land Owner, LLC

31.	CHP Houston TX Hospital Owner, LLC

32.	CHP Houston TX MOB Owner, LLC

33.	CHP Idaho Falls ID Owner, LLC

34.	CHP Idaho Falls ID Tenant Corp. (d/b/a MorningStar of Idaho Falls) in Idaho

35.	CHP Isle at Cedar Ridge TX Owner, LLC

36.	CHP Isle at Cedar Ridge TX Tenant Corp. (d/b/a Isle at Cedar Ridge) in Texas

37.	CHP Isle at Watercrest-Bryan TX Owner, LLC

38.	CHP Isle at Watercrest-Bryan TX Tenant Corp. (d/b/a Isle at Watercrest-Bryan) in Texas

39.	CHP Isle at Watercrest-Mansfield TX Owner, LLC

40.	CHP Isle at Watercrest-Mansfield TX Tenant Corp. (d/b/a Isle at Watercrest-Mansfield) in Texas

41.	CHP Jasper AL Owner, LLC

42.	CHP Jasper AL Tenant Corp. (d/b/a Harborchase of Jasper)

43.	CHP Jefferson Commons Condo MOB Owner, LLC

44.	CHP Jonesboro Healthcare Owner, LLC

45.	CHP Knoxville Plaza A MOB Owner, LLC

46.	CHP Knoxville Plaza B MOB Owner, LLC

47.	CHP Lancaster OH MOB Owner, LLC

48.	CHP Leawood KS MOB Owner, LLC

49.	CHP Legacy Ranch TX Owner, LLC

50.	CHP Legacy Ranch TX Tenant Corp. (d/b/a Legacy Ranch)

51.	CHP Lincoln Plaza AZ MOB Owner, LLC

52.	CHP Longview-Monticello Park WA Owner, LLC

53.	CHP Longview-Monticello Park WA Tenant Corp.

54.	CHP Magnolia Healthcare Owner, LLC

55.	CHP Medford-Arbor Place OR Owner, LLC

56.	CHP Medford-Arbor Place OR Tenant Corp. (d/b/a Prestige Senior Living Arbor Place Memory Care and Prestige Senior Living Arbor Place) in Oregon

57.	CHP Medical Arts MOB Owner, LLC

58.	CHP Mine Creek Healthcare Owner, LLC

59.	CHP MOB Holding, LLC

60.	CHP Montecito Partners I, LLC

61.	CHP Montecito Partners II, LLC

62.	CHP North Mountain AZ MOB Owner, LLC

63.	CHP Ohio MOB Holding, LLC

64.	CHP Park at Plainfield IL Owner, LLC

65.	CHP Park at Plainfield IL Tenant Corp. (d/b/a HarborChase of Plainfield) in Illinois

66.	CHP Partners, LP

67.	CHP Raider Ranch TX Owner, LLC

68.	CHP Raider Ranch TX Senior Housing Owner, LLC

69.	CHP Raider Ranch TX Tenant Corp. (d/b/a The Isle at Raider Ranch)

70.	CHP Salem-Orchard Heights OR Owner, LLC

71.	CHP Salem-Orchard Heights OR Tenant Corp. (d/b/a Prestige Senior Living Orchard Heights Memory Care and Prestige Senior Living Orchard Heights) in Oregon

72.	CHP Salem-Southern Hills OR Owner, LLC

73.	CHP Salem-Southern Hills OR Tenant Corp.

74.	CHP Searcy Healthcare Owner, LLC

75.	CHP Senior Living Net Lease Holding, LLC

76.	CHP SL Owner Holding I, LLC

77.	CHP SL Owner Holding II, LLC

78.	CHP Solomons Island MOB Owner, LLC

79.	CHP Sparks NV Owner, LLC

80.	CHP Sparks NV Tenant Corp.

81.	CHP Springs TX Owner, LLC

82.	CHP Springs TX Tenant Corp. (d/b/a The Springs) in Texas

83.	CHP Tega Cay SC Owner, LLC

84.	CHP Tega Cay SC Tenant Corp.

85.	CHP Tillamook-Five Rivers OR Owner, LLC

86.	CHP Tillamook-Five Rivers OR Tenant Corp. (d/b/a Prestige Senior Living Five Rivers) in Oregon

87.	CHP Town Village OK Owner, LLC

88.	CHP Town Village OK Tenant Corp.

89.	CHP TRS Holding, Inc.

90.	CHP Tualatin-Riverwood OR Owner, LLC

91.	CHP Tualatin-Riverwood OR Tenant Corp. (d/b/a Prestige Senior Living Riverwood) in Oregon

92.	CHP Vancouver-Bridgewood WA Owner, LLC

93.	CHP Vancouver-Bridgewood WA Tenant Corp.

94.	CHP Watercrest at Bryan TX Owner, LLC

95.	CHP Watercrest at Bryan TX Tenant Corp. (d/b/a CHP Watercrest at Bryan TX Tenant Corp.) in Texas

96.	CHP Watercrest at Mansfield Holding, LLC

97.	CHP Watercrest at Mansfield TX Owner, LLC

98.	CHP Watercrest at Mansfield TX Tenant Corp. (d/b/a Watercrest at Mansfield) in Texas

99.	CHP Westville IN MOB Owner, LLC

100.	CHP Yelm-Rosemont WA Owner, LLC

101.	CHP Yelm-Rosemont WA Tenant Corp. (d/b/a Prestige Senior Living Rosemont) in Washington

102.	CHT Aberdeen SD Senior Living, LLC

103.	CHT Acworth GA Owner, LLC

104.	CHT Acworth GA Tenant Corp. (d/b/a Dogwood Forest of Acworth) in Georgia

105.	CHT Billings MT Senior Living, LLC

106.	CHT Brookridge Heights MI Owner, LLC

107.	CHT Brookridge Heights MI Tenant Corp.

108.	CHT Casper WY Senior Living, LLC

109.	CHT Council Bluffs IA Senior Living, LLC

110.	CHT Curry House MI Owner, LLC

111.	CHT Curry House MI Tenant Corp.

112.	CHT Decatur IL Senior Living, LLC

113.	CHT GCI Partners I, LLC

114.	CHT Grand Island NE Senior Living, LLC

115.	CHT Harborchase Assisted Living Owner, LLC

116.	CHT Harborchase TRS Tenant Corp. (d/b/a Harborchase of Villages Crossing) in Florida

117.	CHT Lima OH Senior Living, LLC

118.	CHT Mansfield OH Senior Living, LLC

119.	CHT Marion OH Senior Living, LLC

120.	CHT SL IV Holding, LLC

121.	CHT Symphony Manor MD Owner, LLC

122.	CHT Symphony Manor MD Tenant Corp.

123.	CHT Tranquility at Fredericktowne MD Owner, LLC

124.	CHT Tranquility at Fredericktowne MD Tenant Corp.

125.	CHT Windsor Manor AL Holding, LLC

126.	CHT Windsor Manor TRS Corp.

127.	CHT Woodholme Gardens MD Owner, LLC

128.	CHT Woodholme Gardens MD Tenant Corp.

129.	CHT Zanesville OH Senior Living, LLC

130.	Grinnell IA Assisted Living Owner, LLC

131.	Grinnell IA Assisted Living Tenant, LLC

132.	Indianola IA Assisted Living Owner, LLC

133.	Indianola IA Assisted Living Tenant, LLC

134.	Nevada IA Assisted Living Owner, LLC

135.	Nevada IA Assisted Living Tenant, LLC

136.	Vinton IA Assisted Living Owner, LLC

137.	Vinton IA Assisted Living Tenant, LLC

138.	Webster City IA Assisted Living Owner, LLC

139.	Webster City IA Assisted Living Tenant, LLC

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